Calculation of Filing Fee Tables
S-8
Alkermes plc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value $0.01 per share	Other	5,900,000	$ 52.14505	$ 307,655,795.00	0.0001381	$ 42,487.27
Total Offering Amounts:						$ 307,655,795.00		$ 42,487.27
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 42,487.27
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), in addition to the Amount Registered, this registration statement shall also be deemed to cover an indeterminate number of additional ordinary shares, par value $0.01 per share, of the Registrant ("Shares") which become issuable under the Alkermes plc 2018 Stock Option and Incentive Plan, as amended (the "2018 Plan") in the event that the number of outstanding Shares of the Registrant is increased by split-up, reclassification, stock dividend, recapitalization, or similar transactions. The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act and based upon $52.14505, the average of the high and low sale prices of the Shares as reported on the Nasdaq Global Select Market on July 21, 2026. The Amount Registered represents an increase to the number of Shares available for future issuance under the 2018 Plan. Shares currently available for issuance under the 2018 Plan were previously registered on prior registration statements filed with the United States Securities and Exchange Commission.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources